                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          TETRA TECH, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            [TETRA TECH, INC. LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 22, 2001

                            ------------------------

To the Stockholders of
  TETRA TECH, INC.:

    The Annual Meeting of the Stockholders (the "Meeting") of Tetra Tech, Inc., a Delaware corporation (the "Company"), will be held on Thursday, February 22, 2001 at 10:00 a.m., Pacific Standard Time, at The Doubletree Hotel located at 199 N. Los Robles Avenue, Pasadena, California 91101, for the following purposes as described in the accompanying Proxy Statement:

    1. To elect five directors to the Board of Directors of the Company to serve for a term of one year and until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, $.01 par value per share, from 50,000,000 to 85,000,000.

    3. To consider and act upon a proposal to approve and adopt the Company's 2001 Stock Plan.

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on December 15, 2000 as the record date for the determination of stockholders entitled to vote at the Meeting or any adjournment or adjournments thereof, and only record holders of the Company's common stock at the close of business on that day will be entitled to vote. A copy of the Company's 2000 Annual Report is enclosed with this Notice but is not to be considered part of the proxy soliciting material.

    Each stockholder is cordially invited to be present and to vote in person at the Meeting. TO ASSURE REPRESENTATION AT THE MEETING, HOWEVER, STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any stockholder attending the Meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors

                                                          [LOGO]

                                          Richard A. Lemmon
                                          EXECUTIVE VICE PRESIDENT AND SECRETARY

Pasadena, California
January 15, 2001

                            [TETRA TECH, INC. LOGO]

                            ------------------------

                          670 NORTH ROSEMEAD BOULEVARD
                           PASADENA, CALIFORNIA 91107
                            ------------------------

                                PROXY STATEMENT
                               ------------------

                              GENERAL INFORMATION

    This Proxy Statement is being sent on or about January 15, 2001 in connection with the solicitation of proxies by the Board of Directors of Tetra Tech, Inc., a Delaware corporation (the "Company"). The proxies are for use at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at 10:00 a.m., Pacific Standard Time, on Thursday, February 22, 2001, at The Doubletree Hotel located at 199 N. Los Robles Avenue, Pasadena, California 91101, and at any meetings held upon adjournment thereof. The record date for the Meeting is the close of business on December 15, 2000 (the "Record Date"), and all holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on the Record Date are entitled to notice of the Meeting and to vote at the Meeting and any meetings held upon adjournment thereof.

    A proxy form is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to insure that your shares will be voted at the Meeting. Any stockholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Meeting: (a) for the Board of Directors' slate of nominees;
(b) for the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 85,000,000;
(c) for the proposal to approve and adopt the Company's 2001 Stock Plan; and
(d) as recommended by the Board of Directors with regard to all other matters, in its discretion.

    The voting securities of the Company are the outstanding shares of Common Stock. At the Record Date, the Company had 39,935,789 shares of Common Stock outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on all matters to be considered at the Meeting. The Company's Certificate of Incorporation, as amended, does not provide for cumulative voting. In the election of directors, the five candidates who receive the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld have no legal effect. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders. Brokers holding shares of record for their customers generally are not entitled to vote on some matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise the Company that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called "broker non-votes."

    The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company presently has five directors, all of whom are elected annually. At the Meeting, the term of office of all directors currently holding office will expire and five directors will be elected to serve for a term of office consisting of the ensuing year and until their respective successors are elected and qualified. Accordingly, the Board of Directors intends to nominate the five incumbent directors named below for election as directors. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

    The persons named as proxies in the accompanying form of proxy have advised the Company that they intend at the Meeting to vote the shares covered by the proxies for the election of the nominees named below. If any one or more of such nominees are unable to serve or for good cause will not serve, the persons named as proxies in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies in the accompanying form of proxy may not vote for a greater number of persons than the number of nominees named herein.

    No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees have any family relationship among themselves or with any executive officer of the Company.

NOMINEES

    The nominees of the Board of Directors are listed below, together with their ages, certain biographical information and all positions and offices with the Company held by them.

NAME                                             AGE                          POSITION
- ----                                           --------   ------------------------------------------------
Li-San Hwang.................................     65      Chairman of the Board of Directors, President
                                                          and Chief Executive Officer

Daniel A. Whalen.............................     53      Director

J. Christopher Lewis.........................     44      Director

Patrick C. Haden.............................     47      Director

James J. Shelton.............................     84      Director

    Dr. Hwang joined the Company's predecessor in 1967 and has held his present positions since the acquisition by the Company of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988 (the "Acquisition"). Dr. Hwang was named Director of Engineering at the Company in 1972 and a Vice President in 1974. Prior to the Acquisition, Dr. Hwang was Senior Vice President of Operations. He has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. Dr. Hwang is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

    Mr. Whalen has been a member of the Board of Directors of the Company since July 1997. Mr. Whalen is currently serving as an advisor to the President of the Company. He is a former President of Whalen & Company, Inc. (WAC) and a former executive officer of the Company. Mr. Whalen joined the Company and the Board upon the merger of the Company and WAC in June 1997. Prior to founding WAC in 1987, Mr. Whalen co-founded and served as an executive officer of First Cellular Group, Inc., The Microwave Group, Inc., Network Building & Consulting, Inc. and Cellular Development Company.

Earlier, he was Vice President-Operations of American Tele-Services, Inc. and Director of Operations of NYNEX Mobile Services.

    Mr. Lewis has been a member of the Board of Directors of the Company since February 1988. Since 1982, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, a Los Angeles-based partnership which invests equity in high-growth middle market companies. Mr. Lewis also serves as a director of Emergent Information Technologies, Inc., a provider of proposal management, systems engineering and information technology services; California Beach Restaurants, Inc., an owner and operator of restaurants; and several privately-held companies.

    Mr. Haden has been a member of the Board of Directors of the Company since December 1992. Mr. Haden is a general partner of Riordan, Lewis & Haden, which he joined in 1987. Mr. Haden also serves as a director of IndyMac
Bancorp, Inc., the holding company for IndyMac Bank. IndyMac Bank is a technology-based mortgage banker. In addition, Mr. Haden also serves as a director of several privately-held companies.

    Mr. Shelton has been a member of the Board of Directors of the Company since March 1995. Mr. Shelton is a self-employed investor and venture capitalist. He is the former (retired) President of the Baker Drilling Equipment Co., and formerly served as the Director of Corporate Relations and a director of Baker Hughes Incorporated (formerly Baker International Corp.).

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company's Board of Directors met four times during the fiscal year ended October 1, 2000. Each of the Company's directors attended 75% or more of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served (during the period within which he was a director or member of such committee) during the fiscal year ended October 1, 2000.

    The Company has an Audit Committee which, during the fiscal year ended October 1, 2000, was comprised of Messrs. Lewis and Haden. The function of the Audit Committee is to consult and meet with the Company's auditors and its Chief Financial Officer and other finance and accounting personnel, review potential conflict of interest situations, where appropriate, and report and make recommendations to the full Board of Directors regarding such matters. The Audit Committee met twice during the fiscal year ended October 1, 2000.

    The Company has a Compensation Committee which, during the fiscal year ended October 1, 2000, consisted of Messrs. Lewis and Haden. The Compensation Committee reviews the compensation of the Company's Chief Executive Officer and reviews the recommendations of the Chief Executive Officer relating to compensation of certain of the Company's other executive officers. The Compensation Committee also establishes policies relating to the compensation of Company executive officers and other key employees and administers the Company's stock option plans. The Compensation Committee held one meeting during fiscal year 2000. Neither Mr. Haden nor Mr. Lewis was at any time during the fiscal year ended October 1, 2000 or at any other time an officer or employee of the Company.

    The Company does not have a standing nominating committee or any committee performing the functions thereof.

    No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any other entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

    Each non-employee director of the Company received $10,000 cash compensation for service on the Board of Directors and $2,500 cash compensation for service on each committee thereof during the fiscal year ended October 1, 2000. This compensation was in lieu of options as set forth below.

    Under the Company's 1992 Stock Option Plan for Nonemployee Directors (the "Nonemployee Directors Plan"), an option to purchase 4,768 shares of Common Stock is granted to each nonemployee director of the Company automatically each year, immediately following the annual meeting of stockholders of the Company. Such option vests and becomes exercisable in full on the date of the next annual meeting of stockholders, provided that the optionee is reelected as a director of the Company. The exercise price of stock options granted under the Nonemployee Directors Plan is equal to the fair market value of the Common Stock on the date of grant. During the fiscal year ended October 1, 2000, each non-employee director elected at the 2000 Annual Meeting of Stockholders was entitled to receive an option to purchase 4,768 shares of Common Stock at an exercise price of $18.875 per share, but declined such grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between the Company's Board of Directors and the compensation committee of any other company.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Bylaws would permit indemnification.

    The Company maintains director and officer liability insurance.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company, where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding the ownership of the Company's Common Stock as of December 15, 2000 by (i) all those persons known by the Company to own beneficially more than 5% of the Company's Common Stock,
(ii) each director and named executive officer of the Company and (iii) all directors and executive officers as a group. Except as otherwise noted, the Company knows of no agreements among its stockholders which relate to voting or investment power over its Common Stock.

                                                           NUMBER OF     PERCENTAGE OF
                                                             SHARES         SHARES
                                                          BENEFICIALLY   BENEFICIALLY
              NAME OF BENEFICIAL OWNER(1)                    OWNED         OWNED(1)
              ---------------------------                 ------------   -------------
T. Rowe Price Associates, Inc. (2)......................   2,462,913          6.2%
  100 East Pratt Street
  Baltimore, Maryland 21202
Li-San Hwang (3)........................................   1,839,409          4.6
Daniel A. Whalen (4)....................................     550,390            *
J. Christopher Lewis (5)................................      57,182            *
Patrick C. Haden (6)....................................       9,536            *
James J. Shelton (7)....................................      21,320            *
James M. Jaska (8)......................................      67,657            *
Richard A. Lemmon (9)...................................      32,742            *
Charles R. Faust (10)...................................      62,838
William R. Brownlie (11)................................     175,929            *
Glenn S. Burkhardt (12).................................      34,288            *
Total beneficial shares of all directors and executive
  officers as a group (12) persons (13).................   3,079,269          7.7%

- ------------------------

    * Amount represents less than 1% of the Company's Common Stock.

(1) Applicable percentages of ownership are based on 39,935,789 shares of Common Stock outstanding on December 15, 2000, adjusted as required by the rules promulgated by the Securities and Exchange Commission (SEC). This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the SEC. Unless otherwise indicated, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the percentage ownership of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G, dated as of February 8, 2000, filed by T. Rowe Price Associates, Inc.

(3) Includes 63,952 shares issuable with respect to stock options exercisable within 60 days after December 15, 1999. Also includes 133,333 shares of Common Stock held by the Mesa Charitable Trust, of which Dr. Hwang is the Trustee.

(4) Includes 14,648 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000. Also includes 535,742 shares of Common Stock held by Daniel A. Whalen and Katharine C. Whalen, as Trustees for the Whalen Family Trust U/A/D 4/30/92.

(5) Includes 28,608 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000.

(6) Excludes an aggregate of 3,353 shares of Common Stock owned by Mr. Haden's wife as to which Mr. Haden disclaims beneficial ownership. Includes 9,536 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000.

(7) Includes 4,768 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000. Also includes 7,016 shares of Common Stock held by JJS Holdings Limited Partnership, of which Mr. Shelton and his wife are the General Partners.

(8) Includes 66,700 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000.

(9) Includes 28,497 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000.

(10) Includes 31,621 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000. Also includes an aggregate amount of 3,600 shares of Common Stock owned by Dr. Faust's minor children.

(11) Includes 46,083 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000. Also includes 4,083 shares of Common Stock owned by Dr. Brownlie's wife and an aggregate amount of 2,100 shares of Common Stock owned by his minor children.

(12) Includes 1,437 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000.

(13) Includes 345,947 shares issuable with respect to stock options exercisable within 60 days after December 15, 2000.

                        EXECUTIVE OFFICERS' COMPENSATION
                             AND OTHER INFORMATION

EXECUTIVE OFFICERS

    The following table sets forth certain information concerning each person who is an executive officer of the Company:

NAME                              AGE                             POSITION
- ----                            --------   -------------------------------------------------------
Li-San Hwang..................     65      Chairman of the Board of Directors, President and Chief
                                             Executive Officer

James M. Jaska................     49      Executive Vice President, Chief Financial Officer and
                                             Treasurer

Richard A. Lemmon.............     41      Executive Vice President and Secretary

Glenn S. Burkhardt............     48      Executive Vice President

William R. Brownlie...........     47      Senior Vice President

Steven A. Gherini.............     55      Vice President

Charles R. Faust..............     55      Vice President

Arkan Say.....................     65      Vice President

    Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. Set forth below is a brief description of the business experience of all executive officers other than Li-San Hwang. For information concerning the business experience of Dr. Hwang, who is also a director of the Company, see "Proposal No. 1--Election of Directors--Nominees."

    Mr. Jaska joined the Company in 1994 as Vice President, Chief Financial Officer and Treasurer and was named Executive Vice President in December 2000. From 1991 to 1994, Mr. Jaska held several operations and management positions at Alliant Techsystems, Inc., in addition to leading the environmental business venture and having operational responsibility for large government defense plants. From 1988 to 1990, he served as the Director of Finance and Business Management at Honeywell Inc.'s Precision Weapons Operations. From 1981 to 1987, he was responsible for environmental affairs at Honeywell Inc. From 1977 to 1981, he managed regulatory affairs dealing with the production of specialty chemicals at Ecolab, Inc. Mr. Jaska also served as an advisor to numerous governmental and professional committees. Mr. Jaska holds B.S. and M.S. degrees from Western Illinois University and completed an executive management program through Harvard University.

    Mr. Lemmon, Executive Vice President and Secretary, joined the Company in 1981. Until 1985, he served in several technical capacities. He transferred to Corporate Human Resources, and was promoted to Corporate Manager of Human Resources in 1987. Following the Company's divestiture from Honeywell, Inc., Mr. Lemmon structured and managed the Company's Risk Management, Human Resource and Office Leasing programs. In 1990, he was promoted to Director of Administration and in 1994 assumed responsibility for contracts administration and was elected as the Company's Secretary. In November 1995, Mr. Lemmon was elected a Vice President and was named Executive Vice President in December 2000. Mr. Lemmon holds a B.A. degree in Business Administration.

    Mr. Burkhardt joined the Company in 1998 through the Company's acquisition of McNamee, Porter & Seeley, Inc. and was named Executive Vice President, Infrastructure in December 2000. Mr. Burkhardt joined McNamee, Porter &
Seeley, Inc. in 1973 and has served as project manager, operations director, business development director, financial officer and, most recently, President. Mr. Burkhardt has managed the conceptual planning, design and construction administration of water, wastewater and transportation programs for public and private sector clients. Mr. Burkhardt is a recipient of the 1993 George J. Schroepfer Medal in advancements in wastewater treatment. Mr. Burkhardt holds a B.S. degree in Civil Engineering from the University of Michigan.

    Dr. Brownlie joined the Company in 1981, has been a Vice President since 1988 and was named a Senior Vice President in December 1993. Dr. Brownlie has managed several large government environmental support programs. Dr. Brownlie is a registered Civil Engineer with a technical background in hydrology, hydraulics, water quality analysis and numerical modeling. Dr. Brownlie holds B.S. and M.S. degrees in Civil Engineering from the State University of New York at Buffalo, and earned a Ph.D. in Civil Engineering from the California Institute of Technology.

    Mr. Gherini joined the Company in 1976. Mr. Gherini has served as Program Manager on a variety of contracts involving chemistry, water quality control and water quality modeling, and served as Division Vice President prior to being named to his present position in 1988. He is the author of numerous technical publications and is the developer of several models for pollutant fate and transport. He has served on two National Academy of Science panels. Mr. Gherini is a registered engineer with B.S. and M.S. degrees in Civil Engineering from Stanford University, and a M.S. degree in Aquatic Chemistry from Harvard University.

    Dr. Faust, Vice President of the Company since 1988 and President of GeoTrans, Inc. ("GEO"), a subsidiary of the Company, co-founded GEO in 1979. In addition to his management responsibilities, he is engaged in the quantitative assessment and investigation of highly technical groundwater problems. He has published 23 articles and has co-authored a book on groundwater modeling.
Dr. Faust holds B.S. and Ph.D. degrees in Geology from Pennsylvania State University.

    Mr. Say joined Edward H. Richardson & Associates (a firm that was acquired by the Company's predecessor in 1981 and became a division of the Company in
1991) in 1958 and was named to his present position in 1988. He has authored several publications on site development, engineering and storm drainage.
Mr. Say holds a B.S. in Civil Engineering from Robert College in Istanbul, Turkey and a M.S. in Civil Engineering from the University of Delaware.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid or accrued by the Company to the Chief Executive Officer and to each of the four additional most highly compensated executive officers for each of the fiscal years in the three-year period ended October 1, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                               ----------------------------------
                                                                                       AWARDS            PAYOUTS
                                           ANNUAL COMPENSATION                 -----------------------   --------
                              ----------------------------------------------   RESTRICTED   SECURITIES
                                                               OTHER ANNUAL      STOCK      UNDERLYING     LTIP       ALL OTHER
                                          SALARY     BONUS     COMPENSATION     AWARD(S)     OPTIONS/    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)         ($) (1)         ($)        SARS (#)      ($)           ($)
- ---------------------------   --------   --------   --------   -------------   ----------   ----------   --------   -------------
Li-San Hwang................    2000     220,000     40,000          913(2)        0          30,000        0           4,305(3)
  Chairman, Chief Executive     1999     195,000          0        1,801           0          15,000        0           8,350
  Officer and President         1998     185,000     85,000          601           0          15,625        0          10,266

James M. Jaska..............    2000     170,000     50,000        5,400(4)        0          25,000        0           4,939(5)
  Executive Vice President,     1999     150,000          0        5,400           0          10,000        0           8,696
  Chief Financial Officer       1998     120,000     60,000        4,950           0           3,125        0           7,060
  and Treasurer

Richard A. Lemmon...........    2000     135,000     50,000        5,400(6)        0          10,000        0           3,972(7)
  Executive Vice President      1999     118,000     30,000        5,400           0           7,500        0           6,898
  and Secretary                 1998     100,000     35,000        4,950           0           3,125        0           5,871

Charles R. Faust............    2000     130,000     30,000        7,650(8)        0           3,000        0           7,788(9)
  Vice President                1999     125,000     10,260        7,650           0           3,000        0           7,480
                                1998     120,000     25,000        7,650           0           6,250        0           7,155

William R. Brownlie.........    2000     120,000     20,000        5,400(10)       0           3,000        0           3,587(11)
  Senior Vice President         1999     117,000     30,000       16,458           0           3,750        0           7,000
                                1998     115,000     35,000        5,400           0           3,906        0           6,890

- ------------------------------

(1) No named executive officer received other annual compensation in excess of the lesser of $50,000 or 10% of such officer's compensation in fiscal 2000.

(2) Comprised of $913 in benefits and premiums paid by the Company to Dr. Hwang pursuant to the Executive Medical Reimbursement Plan.

(3) Comprised of $4,305 of Company contributions to its Retirement Plan.

(4) Comprised of $5,400 in automobile allowances.

(5) Comprised of $4,939 of Company contributions to its Retirement Plan.

(6) Comprised of $5,400 in automobile allowances.

(7) Comprised of $3,972 of Company contributions to its Retirement Plan.

(8) Comprised of $5,400 in automobile allowances and $2,250 in life insurance premiums paid on behalf of Dr. Faust.

(9) Comprised of $7,788 of Company contributions to its Retirement Plan.

(10) Comprised of $5,400 in automobile allowances.

(11) Comprised of $3,587 of Company contributions to its Retirement Plan.

    The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                  INDIVIDUAL GRANTS                        ANNUAL RATES OF
                                 ----------------------------------------------------        STOCK PRICE
                                   NUMBER OF      % OF TOTAL                              APPRECIATION FOR
                                  SECURITIES     OPTIONS/SARS   EXERCISE                     OPTION TERM
                                  UNDERLYING      GRANTED TO    OR BASE                 ---------------------
                                 OPTIONS/SARS    EMPLOYEES IN    PRICE     EXPIRATION      5%          10%
NAME                             GRANTED(#)(1)   FISCAL YEAR     ($/SH)       DATE       ($)(2)      ($)(2)
- ----                             -------------   ------------   --------   ----------   ---------   ---------
Li-San Hwang...................     30,000           4.23        10.91      11/14/09     205,837     521,632
James M. Jaska.................     25,000           3.52        10.91      11/14/09     171,531     434,693
Richard A. Lemmon..............     10,000           1.41        10.91      11/14/09      68,612     173,877
Charles R. Faust...............      3,000           0.42        10.91      11/14/09      20,584      52,163
William R. Brownlie............      3,000           0.42        10.91      11/14/09      20,584      52,163

- ------------------------

(1) All options are incentive stock options and were granted under the Company's 1992 Incentive Stock Plan. Such options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant.

(2) Potential realizable value is determined by multiplying the exercise or base price per share by the stated annual appreciation rate compounded annually for the term of the option (10 years), subtracting the exercise or base price per share from the product, and multiplying the remainder by the number of options granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

    The following table sets forth information concerning the aggregate number of options exercised during fiscal 2000 by each of the named executive officers:

                  OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                     NUMBER OF       VALUE OF UNEXERCISED
                                                                    UNEXERCISED          IN-THE-MONEY
                                                                    OPTIONS/SARS         OPTIONS/SARS
                                                                     AT FY-END            AT FY-END
                                        SHARES                    ----------------   --------------------
                                      ACQUIRED ON      VALUE        EXERCISABLE/         EXERCISABLE/
NAME                                  EXERCISE(#)   REALIZED($)   UNEXERCISABLE(#)   UNEXERCISABLE($)(1)
- ----                                  -----------   -----------   ----------------   --------------------
Li-San Hwang........................          0             0       46,354/51,005        886,612/833,282
James M. Jaska......................          0             0       82,192/39,923      1,742,385/673,219
Richard A. Lemmon...................      5,000       105,645       22,364/20,607        435,089/336,426
Charles R. Faust....................          0             0       31,661/10,649        670,948/167,557
William R. Brownlie.................      1,093        24,422        54,365/8,744      1,230,696/135,798

- ------------------------

(1) Value is determined by subtracting the exercise price from the fair market value of $28.56 per share (the closing price for the Company's Common Stock as reported by the Nasdaq Stock Market as of September 29, 2000) and multiplying the remainder by the number of underlying shares of Common Stock.

BONUS PROGRAMS

    The Board of Directors awards, at its discretion, annual bonuses to its executive officers based upon recommendations made by the Compensation Committee (as to Dr. Hwang) and Dr. Hwang (as to the other executive officers) concerning individual performance and the Company's achievement of certain operating results. The Company maintains a separate bonus program for other key employees. Under that program, the Company is divided into 22 operating units. If the operating profit for any operating unit determined on an annual basis following the conclusion of the fiscal year exceeds the targeted percentage for that year, then a bonus equal to 25% of the amount in excess of the target is allocated to that profit center and the group manager divides it among group members in his or her discretion based upon individual performance.

2001 STOCK PLAN

    On December 29, 2000, the Board of Directors adopted the Company's 2001 Stock Plan, as described in Proposal No. 3. To date, no grants of options or restricted stock have been made under this Plan.

1992 INCENTIVE STOCK PLAN

    The Company's 1992 Incentive Stock Plan (the "Plan") was adopted by the Company's Board of Directors on December 1, 1992 and was subsequently approved by the Company's stockholders. The Plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock to key employees and officers of the Company or any of its subsidiaries, including directors who are also key employees or officers of the Company and its subsidiaries. The maximum number of shares of Common Stock authorized for issuance under the Plan is 5,761,718.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Company's Board of Directors on November 15, 1995 and was subsequently approved by the Company's stockholders. The Purchase Plan provides for the granting of Purchase Rights to purchase Common Stock to regular full-time and regular part-time employees and officers of the Company or any of its subsidiaries, including directors who are also employees or officers of the Company or any of its subsidiaries. Under the Purchase Plan, 1,098,632 shares may be issued upon the exercise of Purchase Rights.

    Each Purchase Right lasts for a period of 52 weeks (a "Purchase Right Period"). Prior to the beginning of each Purchase Right Period, employees may elect to contribute fixed amounts to the Purchase Plan during that Purchase Right Period to purchase Common Stock. The maximum amount that an employee can contribute during a Purchase Right period is $4,000, and the minimum contribution per payroll period is $25.

    Under the Purchase Plan, the exercise price of a Purchase Right will be the lesser of 100% of the fair market value of such shares (based upon its closing price on the Nasdaq Stock Market) on the first day of the Purchase Right Period or 85% of the fair market value on the last day of such Period. Employees' contributions to the Purchase Plan are automatically used to purchase Common Stock on the last day of the Purchase Right Period unless an employee elects to withdraw from the Purchase Plan or is terminated prior to that date. If the Company is sold, all Purchase Rights will become exercisable immediately preceding the sale. Employees who elect to suspend their contributions can elect either to withdraw their contributions or leave those amounts in the Purchase Plan to be used to purchase Common Stock at the end of the Purchase Right Period.

RETIREMENT PLANS

    THE COMPANY RETIREMENT PLAN. The Company maintains a combined discretionary profit-sharing contribution and 401(k) retirement plan (the "Retirement Plan") covering all employees of the Company and its subsidiaries and related participating employers. The Retirement Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the 401(k) portion of the Retirement Plan is intended to qualify under Section 401(k) of the Code.

    Under the terms of the Retirement Plan, each eligible employee may elect to defer up to 15% of base compensation or the maximum 401(k) contribution allowed under Federal law and to have such deferred amount contributed to the Retirement Plan on his or her behalf. The Company makes a matching contribution to each employee who elects to participate in the 401(k) portion of the Retirement Plan. In addition, the Board of Directors may elect to have the Company make a profit sharing contribution that will be allocated among the eligible participants in the ratio that each participant's gross base compensation bears to the total gross base compensation of all eligible employees. Company matching and profit sharing contributions fully vest upon the earlier of the employee's retirement, death, disability, or fifth year of service. Benefits under the Retirement Plan are generally distributed in the form of a lump sum following a participant's retirement, death, disability or termination of employment. Benefits may be distributed prior to termination of employment under certain circumstances including hardship. The Company pays all costs associated with the administration of the Retirement Plan.

    OTHER RETIREMENT PLANS. SCM Consultants, Inc., McNamee, Porter & Seeley, Inc., the Sentrex Group of Companies, MFG, Inc., Cosentini Associates, Inc., PDR Engineers, Inc., Evergreen Utility Contractors, Inc., FHC, Inc., Rizzo Assoicates, Inc., Utilities & C.C., Inc., eXpert Wireless Solutions, Inc., and Rocky Mountain Consultants, Inc., subsidiaries of the Company, participate in separate retirement plans covering their respective employees.

EXECUTIVE MEDICAL REIMBURSEMENT PLAN

    The Executive Medical Reimbursement Plan (the "Medical Plan"), which was established by the Company's predecessor in 1975 for the benefit of the Company's executive officers, reimburses participants, their spouses and covered children for medical expenses not covered by the Company's regular group medical plan. In effect, this Medical Plan provides participants with 100% medical coverage for all allowable medical expenses. During the fiscal year ending October 1, 2000, premiums totaling $500 were paid by the Company in connection with the Medical Plan. At the present time, Messrs. Hwang and Gherini are the only executive officers covered by the Medical Plan and the Company does not intend to offer the Medical Plan to any additional executive officers in the future.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Audit Committee of the Board of Directors is composed of two directors who are independent directors. The purpose of the Audit Committee is to review the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter which is included as Annex A to this proxy statement. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to accounting principles generally accepted in the United States of America.

    The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES and discussed with them their independence from the Company and its management.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended October 1, 2000, for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE

                                        J. Christopher Lewis
                                        Patrick C. Haden

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") of the Board of Directors oversees the general compensation policies of the Company, oversees the compensation plans, establishes the specific compensation of Dr. Hwang, the Company's Chief Executive Officer, reviews the Chief Executive Officer's recommendations as to the specific compensation levels for the other executive officers and oversees the Company's stock incentive plans. The Compensation Committee is composed of two independent non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

    COMPENSATION POLICY AND PROGRAMS. The Committee's responsibility is to provide a strong and direct link among stockholder values, Company performance and executive compensation through its oversight of the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives.

    Each year the Committee has conducted a full review of the Company's executive compensation program. It has been the Committee's practice to establish target levels of compensation for senior officers consistent with that of companies comparable in size and complexity to the Company, as well as companies which are direct business competitors of the Company. After review of data relating to all aspects of compensation paid by such groups of companies, actual compensation of the Company's executive officers is subject to increase or decrease by the Committee from targeted levels according to the Company's overall performance and the individual's efforts and contributions. A significant portion of executive compensation is directly related to the Company's financial performance and is therefore at risk. Total compensation for the Company's senior management is composed of base salary, near-term incentive compensation in the form of bonuses and long-term incentive compensation in the form of stock options. The Committee retains the discretion to adjust the formula for certain items of compensation so long as total compensation reflects overall corporate performance and individual achievement.

    BASE SALARY. In establishing base salary levels for senior officer positions, the Committee and Dr. Hwang consider levels of compensation at similarly situated companies and at direct competitors, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and Dr. Hwang consider individual performance, including the accomplishment of short- and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability.

    In fiscal 2000, the annual base salary of Dr. Hwang was determined by the Committee based on comparable chief executive salaries of a peer group of companies and of direct competitors referred to above, the Company's overall performance and profitability in fiscal 2000, Dr. Hwang's efforts and contributions to the Company and Dr. Hwang's ownership interest in the Company.

    BONUSES. The Company's executive officers are eligible for annual bonuses based upon recommendations made by Dr. Hwang (as to the other executive officers) and the Compensation Committee (as to Dr. Hwang) based upon their individual performance and the Company's achievement of certain operating results.

    Amounts of individual awards are based principally upon the results of the Company's financial performance during the prior fiscal year. The amount of awards for senior officers are within guidelines established by the Committee and Dr. Hwang as a result of their review of total compensation for senior management of peer companies and competitors. The actual amount awarded, within these guidelines, will be determined principally by the Committee's and Dr. Hwang's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's executive responsibility and the Committee's and Dr. Hwang's evaluation of the individual's overall efforts and ability to discharge the responsibilities of his or her position. In fiscal 2001, cash bonuses related to performance in fiscal 2000 paid to three of the five named executive officers ranged from $20,000 to $50,000, and ranged from 17% to 37% of such officers' base salaries.

    STOCK OPTIONS. In fiscal 1992, the Committee adopted the Company's 1992 Incentive Stock Plan (the "1992 Plan"). The purpose of the 1992 Plan is to provide incentives and reward the contributions of key employees and officers for the achievement of long-term Company performance, as measured by earnings per share and the market value of the Common Stock. The Committee and Dr. Hwang set guidelines for the number and terms of stock option or restricted stock awards based on factors similar to those considered with respect to the other components of the Company's compensation program, including comparison with the practices of peer group companies and direct competitors. In the event of unsatisfactory corporate performance, the Committee may decide not to award stock options or restricted stock in any given fiscal year although exceptions to this policy may be made for individuals who have assumed substantially greater responsibilities and other similar factors. The awards under the 1992 Plan are designed to align the interests of executives with those of the stockholders. Generally, stock options become exercisable in cumulative installments over a period of four years, but the individual forfeits any installment which has not vested during the period of his or her employment.

    Under the 1992 Plan, the Compensation Committee awarded stock options in fiscal 2000 to all named executive officers.

    INTERNAL REVENUE CODE SECTION 162(M). Under Section 162 of the Internal Revenue Code of 1986, as amended, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                        COMPENSATION COMMITTEE

                                        J. Christopher Lewis
                                        Patrick C. Haden

                              COMPANY PERFORMANCE

    The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. Companies) Index and a Company-constructed Peer Group Index (as defined below). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on September 29, 1995, and that all dividends have been reinvested. The Company-constructed Peer Group Index includes the following companies: Fluor Corporation, IT Group, Inc., Jacobs Engineering Group Inc., LCC
International, Inc., Mastec, Inc., Quanta Services, Inc., URS Corporation and Wireless Facilities, Inc. The Company believes that the companies included in the Peer Group Index are among the primary competitors of the Company.

    The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
               TETRA TECH, NASDAQ STOCK MARKET (U.S. COMPANIES),
                  AND TETRA TECH'S SELF-CONSTRUCTED PEER GROUP

                       TETRA TECH     MARKET     PEER INDEX
                       ----------   ----------   ----------
9/29/95                   100.0        100.0        100.0
12/29/95                   97.8        101.2        115.6
3/29/96                    95.7        106.0        119.9
6/28/96                   107.5        114.6        119.3
9/30/96                   127.7        118.7        114.8
12/31/96                  106.2        124.5        122.5
3/31/97                    78.6        117.8        103.7
6/30/97                   129.7        139.3        119.1
9/30/97                   131.7        162.9        118.7
12/31/97                  134.4        152.5         82.2
3/31/98                   163.0        178.5        109.5
6/30/98                   163.0        183.4        107.4
9/30/98                   189.0        165.5         87.1
12/31/98                  227.3        215.1        101.9
3/31/99                   176.9        241.2         82.5
6/30/99                   173.3        263.9        114.0
9/30/99                   175.2        270.4        102.5
12/31/99                  161.4        399.7        105.2
3/31/00                   249.4        448.6        148.8
6/30/00                   240.2        390.0        120.4
9/29/00                   299.9        358.9        100.8
                        SEPT. 29, 1995     SEPT. 30, 1996     SEPT. 30, 1997     SEPT. 30, 1998     SEPT. 30, 1999
                       ----------------   ----------------   ----------------   ----------------   ----------------
Tetra Tech                   100.0              127.7              131.7              189.0              175.2
Nasdaq Stock Market          100.0              118.7              162.9              165.5              270.4
Peer Index                   100.0              114.8              118.7               87.1              102.5

                        SEPT. 29, 2000
                       ----------------
Tetra Tech                   299.9
Nasdaq Stock Market          358.9
Peer Index                   100.8

                                 PROPOSAL NO. 2
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

                                    OVERVIEW

    In December 2000, the Board of Directors declared advisable and unanimously approved an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 85,000,000 shares (the "Amendment"). No increase in the number of shares of Preferred Stock of the Company, currently 2,000,000 shares, is proposed or anticipated. As more fully set forth below, the proposed Amendment is intended to improve the Company's flexibility in meeting its future needs for unreserved Common Stock.

    If the Amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") with the Delaware Secretary of State. The text of the first paragraph of Article IV of the Company's Certificate of Incorporation will read as follows:

       "The total number of shares of stock that the Corporation shall have authority to issue is eighty-seven million (87,000,000), consisting of eighty-five million (85,000,000) shares of common stock, par value $0.01, and two million (2,000,000) shares of preferred stock, par value $0.01. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:"

    As of the close of business on the Record Date, of the 50,000,000 shares authorized, 39,935,789 shares of Common Stock of the Company were issued and outstanding, 3,339,007 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, 1,423,433 shares were reserved for future issuance under the Company's stock benefit plans and 1,021,908 shares were reserved for issuance upon the exchange of the outstanding Exchangeable Shares issued by Tetra Tech Canada Ltd., the Company's majority-owned subsidiary. Accordingly, only 4,279,863 shares of Common Stock were unreserved on the Record Date.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

    FLEXIBILITY IN SHARE ISSUANCE

    As indicated above, the Company has only 4,279,863 authorized but unreserved and unissued shares of Common Stock available for future issuance. This severely limits the ability of the Board of Directors to issue shares of Common Stock without seeking stockholder approval. Obtaining stockholder approval is a time consuming, expensive process and could delay or prevent the Company from taking such actions as potential acquisitions, financings, stock splits, stock dividends or additional compensation plans.

    If the Amendment is approved, 39,279,863 authorized, unreserved and unissued shares of Common Stock will be available for issue from time to time for such purposes as the Board of Directors may approve. No further vote of the stockholders of the Company will be required, except as provided under Delaware law or under the rules of the Nasdaq Stock Market or any other national securities exchange on which shares of Common Stock of the Company are then listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a subsequent special meeting, will afford the Company greater flexibility in acting upon proposed transactions in which shares of Common Stock may be issued.

    POSSIBLE EFFECTS

    The additional shares of Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects incidental to increasing the number of outstanding shares of Common Stock such as dilution of the earnings per share and voting rights of current holders of Common Stock.

    Stockholders should note, however, that authorized but unissued stock could be issued by the Board of Directors for the purpose of countering an unsolicited takeover or other proposal that is opposed by the Board. Accordingly, an effect of the increase in the number of authorized shares may be to deter a future takeover attempt which holders of Common Stock may deem to be in their best interest or in which holders of Common Stock are offered a premium for their shares over the market price. The Board is not currently aware of any attempt to takeover or acquire the Company, and has no current plans to issue additional shares of Common Stock other than pursuant to the exercise of outstanding stock options and stock options that might be granted in the future under the Company's employee benefit plans, or pursuant to a possible split of the Common Stock. In addition, the Company continuously evaluates the marketplace for strategic acquisition opportunities to position itself to address existing and emerging markets. The Company views acquisitions as a key component of its growth strategy, and intends to use both securities and cash, as it deems appropriate, to fund such acquisitions.

    The Board of Directors believes that the benefits of providing the Company with the flexibility to issue shares without delay for any purpose outweighs the possible disadvantages discussed above, and that it is prudent and in the best interests of the stockholders to provide the greater flexibility that will result from the approval of the proposed increase in authorized shares.

VOTE REQUIRED

    The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date entitled to vote on this matter at the Meeting. Neither an abstention nor a broker non-vote is an affirmative vote and, therefore, both will have the same effect as a vote against the Amendment. See "General Information."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3
                            2001 STOCK PLAN PROPOSAL

    The 2001 Stock Plan (the "Plan"), which was adopted by the Board of Directors, subject to stockholder approval, on December 29, 2000, provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock (as described below). The Plan is attached to this Proxy Statement as Annex B and incorporated by reference into this Proxy Statement.

SUMMARY DESCRIPTION OF THE PLAN

    GENERAL. The Plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock to employees, directors and other persons providing services to the Company. Under the Plan, shares of Common Stock may be issued pursuant to the Plan, either upon exercise of options or purchases of restricted stock. If the Plan is approved by the stockholders, the Company will cease granting stock options under its 1992 Incentive Stock Plan. Under the Plan, 5,000,000 shares may be issued either as restricted stock or upon the exercise of options.

    The purpose of the Plan is to promote the interests of the Company and its stockholders by enabling it to offer grants of stock to better attract, retain and reward its employees, directors and other persons providing services to it and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

    ADMINISTRATION. The Plan will be administered by a committee (the "Committee") appointed by the Board. To the extent possible and advisable, the Committee will be composed of individuals who satisfy Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee is authorized to interpret the Plan and to adopt rules and procedures relating to its administration. Subject to specified limitations, the Committee is authorized to make such modifications to the Plan and to the grants thereunder as are necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatments of participants, the Company and the Plan. Further, the Committee may modify an existing option or a restricted stock grant; however, no modification may be made that would impair the rights of the participant without the participant's consent.

    OPTIONS. Each option will be granted on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan. The Committee determines whether the options will be incentive stock options or nonqualified stock options. Under the Plan, the exercise price of any option may not be less than the fair market value of such shares on the date of the grant of the option and, solely with respect to any incentive stock option granted to a participant who is a ten percent stockholder of the Company, will not be less than 110% of the fair market value on the date of the grant of the incentive stock option.

    EXERCISE. Each option will become exercisable (i) as to one-fourth ( 1/4) of the full number of shares subject thereto one year after the date of grant and (ii) as to the balance in thirty-six (36) equal cumulative monthly installments following such first anniversary date, or in such other installments and at such other intervals as the Board or the Committee may otherwise determine. No persons may receive incentive stock options that are exercisable for the first time during any calendar year with respect to Common Stock having a fair market value of more than $100,000. In calculating the $100,000 limit, Common Stock is valued at its fair market value on the date of grant. If an option expires or terminates before it is exercised in full, the unissued stock reserved for the option becomes available for the granting of new options or the issuance of restricted stock.

    Options may be exercised by payment of the full purchase price in cash or by any other form of consideration that the Committee has approved, such as the surrender of outstanding shares of Common

Stock owned by the participant or by withholding shares that would otherwise be issued upon the exercise of the option. The Committee may also authorize the exercise of options by the delivery of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the option.

    All rights to exercise options terminate three months following the participant's severance for any reason other than death or disability, or upon expiration of the option, whichever occurs first. During such three month period, the participant may only exercise options to the extent they were exercisable on the date of the participant's severance. If a participant dies without having fully exercised his or her options during the period of his or her employment or within three months of his or her severance, the options may be exercised within a period of one year following his or her death, if the expiration of the option period has not first occurred to the extent the participant could have exercised them on the date of his or her death. If the participant was disabled at the time of severance, the options may be exercised within a period of one year following his or her severance, if the expiration date has not first occurred, to the extent the participant could have exercised them on the date of his or her severance.

    SUBSTITUTE OPTIONS. The Company may grant options to employees of acquired companies who hold stock options of the acquired company upon such terms and conditions as the Committee may determine but may not be contrary to applicable law.

    TRANSFER RESTRICTIONS. Options may be transferred only by will or the laws of descent and distribution.

    RESTRICTED STOCK. Pursuant to the Plan, the Committee will from time to time determine, in its discretion, those persons who will be offered the right to purchase shares of restricted stock and the number of shares that may be purchased by each such person.

    The purchase price per share of all restricted stock will be determined by the Committee, in its sole discretion, so long as the purchase price is not less than the fair market value of Common Stock on the date the right to purchase such restricted stock is granted.

    A participant will not have a vested right to the shares subject to the grant of restricted stock until satisfaction of the vesting requirements specified in the grant. The participant may not assign or alienate his or her interest in the shares of restricted stock prior to vesting.

    ADJUSTMENTS. The maximum number of shares that may be issued under the Plan, and all outstanding options and outstanding securities subject to the Company's repurchase right, will be adjusted for stock splits, stock dividends and similar capital changes. The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders, other than normal cash dividends.

    MERGERS; REORGANIZATIONS. In the event of a merger, share exchange, reorganization or consolidation of the Company in which the Company is not the surviving corporation or survives as a subsidiary of another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute for the option, the participant will fully vest in and have the right to exercise the option as to all of the shares of Common Stock purchasable under the option, including shares that would not otherwise be vested or exercisable. Notwithstanding the foregoing, the Board or Committee may, in any specific case, provide for the treatment of an option in a manner different than that described above.

    AMENDMENT AND TERMINATION. The Board of Directors may at any time amend or terminate the Plan. However, no modification may be made that would impair the rights of the participant holding an option without the participant's consent. Further, without the approval of the majority of the Company's stockholders, the Board may not amend the provisions of the Plan regarding (i) the class of individuals entitled to receive incentive stock options; or (ii) the maximum number of shares of Common Stock that may be issued under the Plan (except in the case of adjustments for stock splits, stock dividends or similar events).

    The Plan does not prevent the Company from establishing any other plan, program or arrangement of any kind relating to employee compensation or benefits or providing for the issuance of shares of Common Stock, and the grant of options or opportunities to purchase restricted stock under the Plan will not preclude any employee from participating in any other plan, program or arrangement of the Company or its subsidiaries.

    THE ABOVE DESCRIPTION SUMMARIZES THE MAIN PROVISIONS OF THE PLAN AND THE STOCK INCENTIVES GRANTED THEREUNDER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE PROVISIONS OF THE PLAN. STOCKHOLDERS ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal income tax consequences to a participant and the Company with respect to shares of Common Stock issued under the Plan. In addition, there may be state and local tax consequences to a participant which may vary between each state and locality.

    INCENTIVE STOCK OPTIONS. No taxable income will be recognized by a participant upon the grant or exercise of any incentive stock option under the Plan. However the amount by which the fair market value of stock purchased upon exercise of an incentive stock option exceeds the option price of such stock constitutes an item of tax preference which could then be subject to the alternative minimum tax in the year that the option is exercised. The Company will not be entitled to any income tax deduction as the result of the grant or exercise of any incentive stock option.

    Gain or loss resulting from the subsequent sale of stock acquired upon exercise of an incentive stock option will be long-term capital gain or loss if such sale is made after two years from the date of the grant of the option and after one year from the transfer of such stock to the participant upon exercise, provided that the participant is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the participant's death or disability prior to exercise of an incentive stock option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such option will be taxable as long-term capital gain or loss or ordinary income.

    If the subsequent sale of stock is made prior to the expiration of such two-year or one-year periods, the participant will recognize ordinary income in the year of sale in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, provided that if such sale is a transaction in which a loss (if sustained) would have been recognized by the participant, the amount of ordinary income recognized by the participant will not exceed the excess (if any) of the amount realized on the sale over the option price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the participant upon such sale would then be taxable as capital gain, either long-term or short-term depending upon whether the stock had been held for more than one year prior to sale.

    If the sale of stock received upon exercise of an option qualifies for long-term capital gain treatment, the capital gain would be taxed to individuals in accordance with the tax rates then in effect under the Code. Long-term capital gains are currently taxed at a maximum federal rate of 28%.

    NONQUALIFIED STOCK OPTIONS. Generally, at the time of the grant of any nonqualified stock option under the Plan, no taxable income will be recognized by the participant and the Company will not be entitled to a deduction. Upon the exercise of such option, the participant generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such participant exceeds the option price.

    Income recognized by the participant upon exercise of a nonqualified stock option will be taxed as ordinary income in accordance with the tax codes then in effect under the Code. Ordinary income is currently taxed at a maximum federal rate of 39.6%. If the participant is an employee, such income will constitute "wages" with respect to which the Company is required to deduct and withhold federal and state income and payroll taxes. Any such deductions will be made from the wages, salary, bonus or other income to which the participant would otherwise be entitled and, at the Company's election, the participant may be required to pay to the Company (for withholding on the participant's behalf) any amount not so deducted but required to be so withheld.

    Upon the subsequent disposition of shares acquired upon the exercise of an option other than an incentive stock option, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition, the capital gain or loss will be long-term.

    ACCELERATION OF STOCK OPTIONS UPON A TRANSFER OF CONTROL. If, upon a reorganization, merger, sale or other transaction resulting in a change in control of the Company, the exercisability of stock options held by certain employees (generally officers, stockholders and highly compensated employees of the Company) is accelerated (or payments are made to cancel unexercisable options of such employees), such acceleration or payment may be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes. If the present value of all of the participant's parachute payments exceeds three time the participant's average compensation for the past five years, the participant will be subject to a 20% excise tax on the amount of such parachute payment which is in excess of the greater of such average compensation of the participant or an amount which the participant establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such excess parachute payment.

    RESTRICTED STOCK. A purchaser of restricted stock will be required to include in his or her gross income, in the taxable year of such purchaser in which the shares of restricted stock vest, the amount by which the then fair market value of such restricted stock (determined at the date of vesting) exceeds the purchase price paid for such restricted stock. However, a purchaser may elect pursuant to Section 83(b) of the Code to include in his or her gross income for the taxable year in which the restricted stock is issued, the excess of the fair market value of all such restricted stock at the time of such issuance (determined without reference to the Company's repurchase rights) over the amount paid for such restricted stock. In this event, the purchaser will not recognize taxable income when the restricted stock vests. If shares with respect to which a Section 83(b) election has been made are later repurchased by the Company, the purchaser will not be entitled to a deduction.

    As a result of issuing restricted stock subject to a repurchase right, the Company will be entitled to a deduction for its taxable year within which ends the taxable year of the purchaser of such stock in which such purchaser is required to include an amount in gross income, either as a result of the vesting of the shares or of making a Section 83(b) election. The amount of such deduction will be equal to the amount, if any, which the purchaser of such stock is required to include in his or her gross income.

    Any amount included in a purchaser's gross income as a result of the issuance of shares of restricted stock under the Plan or the vesting of shares of stock will be taxed a ordinary income. If the purchaser is an employee, such amount will constitute "wages" with respect to which the Company is required to deduct and withhold federal and state income and payroll taxes. Any such deductions will be made from the wages, salary, bonus or other income to which the purchaser would otherwise be entitled and, at the Company's election, the purchaser may be required to pay the Company (for withholding on such purchaser's behalf) any amount not so deducted but required to be so withheld.

    Except as described above, upon the disposition of shares of vested restricted stock, the purchaser will recognize capital gain or loss in an amount equal to the difference between the proceeds received from the disposition and the purchaser's tax basis in the shares. If such shares have been held at the time of their disposition for more than one year from the earlier of the date of a Section 83(b) election or the date the Company's repurchase right terminates as to the shares, the capital gain or loss will be long-term. A purchaser of restricted stock may not assign or alienate his or her interest in the restricted stock prior to vesting. However, if a purchaser of restricted stock does dispose of such unvested shares of stock, the purchaser will recognize compensation in the amount equal to the difference between the proceeds received from the disposition and the purchaser's tax basis in the shares.

    COMPENSATION DEDUCTION LIMITATION. In certain circumstances, a publicly held corporation such as the Company is denied an income tax deduction for compensation paid to certain "covered employees" (as defined below) in excess of $1.0 million per year. However, upon exercise, nonqualified stock options granted under the Plan with an option price equal to or greater than the fair market value of the Common Stock at the time of grant generally will not be subject to the $1.0 million deduction limitation so long as the Committee is at all times composed of "outside directors" as defined in applicable Treasury Regulations. If so, the nonqualified stock options should then meet the exemption for "performance-based" compensation. A "covered employee" is a participant who, on the last day of the taxable year of the Company, is the chief executive officer or one of the four other most highly compensated executive officers of the Company for proxy disclosure purposes. Sales of restricted stock are also subject to this $1.0 million deduction limitation.

    THE FOREGOING SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS, HOLDERS OF RESTRICTED STOCK AND THE COMPANY WITH RESPECT TO SHARES ISSUED UNDER THE PLAN DOES NOT PURPORT TO BE COMPLETE AND REFERENCE IS MADE TO THE APPLICABLE PROVISIONS OF THE CODE.

REASONS FOR APPROVAL OF PLAN PROPOSAL

    The Board of Directors believes that the selected use of stock options and restricted stock is an effective means of attracting, motivating and retaining employees and that the availability of the number of shares covered by the Plan is important to the Company's business prospects and operations.

VOTE REQUIRED

    The approval of the Plan requires the affirmative vote of a majority of the votes cast at the Meeting. Neither an absention nor a broker non-vote is an affirmative vote and, therefore, both will have the same effect as a vote against the Plan. See "General Information."

RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR ALL OF THE FOREGOING REASONS, THE BOARD BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and the Nasdaq Stock Market, and to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16 filing requirements for fiscal 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, certified public accountants, acted as Company's independent auditors and audited the consolidated financial statements of the Company for the fiscal year ended October 1, 2000. The Company has been advised that Deloitte & Touche LLP is independent with respect to the Company within the meaning of the Securities Act of 1993, as amended, and the applicable published rules and regulations thereunder. A representative of that firm is expected to be present at the Meeting and the representative is expected to be available to respond to appropriate questions. The Board of Directors has recommended that Deloitte & Touche LLP be appointed as the Company's auditors for fiscal 2001.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Any stockholder who wishes to present a proposal for action at the 2002 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than September 1, 2001 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the Meeting, but, if other matters do properly come before the Meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

    A copy of the Company's 2000 Annual Report for the fiscal year ended
October 1, 2000 is being mailed to each stockholder of record together with this Proxy Statement.

    The Company has filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended October 1, 2000. This Report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which are not included in the 2000 Annual Report. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST TO: Investor Relations, Tetra
Tech, Inc., 670 North Rosemead Boulevard, Pasadena, California 91107; telephone number (626) 351-4664; or via e-mail at ir@tetratech.com. The Annual Report and Form 10-K are not part of the Company's soliciting material.

                                          By Order of the Board of Directors

                                                          [LOGO]

                                          Richard A. Lemmon
                                          Executive Vice President and Secretary

Pasadena, California
January 15, 2001

                                                                         ANNEX A

                                TETRA TECH, INC.
                               BOARD OF DIRECTORS
                      INDEPENDENT AUDIT COMMITTEE CHARTER

SCOPE OF RESPONSIBILITY

    The Independent Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") for Tetra Tech, Inc. (the "Company") is responsible for effective oversight of the Company's financial reporting process and adequacy of internal controls, relationships with external and internal auditors and financial compliance issues.

    The Company's independent auditor is accountable to the Audit Committee and the Board, as representatives of the Company's stockholders. The Audit Committee and the Board have the ultimate authority to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditor.

DESCRIPTION OF FUNCTIONS AND ACTIVITIES

     1. Shall be an effective independent committee with oversight responsibility for and an understanding of the Company's financial statements. Members of the Audit Committee shall have no relationship to the Company that may interfere with a Committee member's exercising their independence from management and the corporation. At least one member of the Committee shall have accounting or related financial management expertise.

     2. Evaluate the audit activities of the Company's independent public accountants and internal auditors.

     3. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independent Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the independent auditor.

     4. Review and approve the Company's operating policies and practices, including information security practices.

     5. Provide oversight of the financial reporting process and adequacy of internal controls.

     6. Maintain direct relationship with external and internal auditors.

     7. Examine the external and internal auditors' findings relevant to:

       - significant accounting policies

       - significant audit adjustments

       - any significant disagreements with management

       - auditors' awareness of management consultation with other accountants

     8. Encourage and strongly support enhanced dialogue about the Company's financial statements among corporate management and outside auditors relevant to:

       - quality of earnings

       - accounting practices adopted

       - estimates and judgments made by management

       - unrecorded audit adjustments

       - clarity of financial disclosures

     9. Conduct a review meeting following the completion of the Company's fiscal year with at least one additional meeting conducted within the fiscal year.

    10. Continually review approaches to improving the Audit Committee effectiveness.

                                                                         ANNEX B

                                TETRA TECH, INC.
                                2001 STOCK PLAN

    1. PURPOSE. The purpose of the Tetra Tech, Inc. 2001 Stock Plan ("Plan") is to promote the interests of Tetra Tech, Inc. ("Company") and its stockholders by enabling it to offer grants of stock to better attract, retain, and reward its employees, directors and other persons providing services to it and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

    2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below.

        (a) "Board" means the Board of Directors of Tetra Tech, Inc.

        (b) "Code" means the Internal Revenue Code of 1986. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

        (c) "Committee" means the administrative Committee of this Plan that is provided in Section 3 of this Plan.

        (d) "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

        (e) "Company" means Tetra Tech, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

        (f) "Disabled" means permanent and total disability, as defined in Code
    Section 22(e)(3).

        (g) "Exchange Act" means the Securities Exchange Act of 1934.

        (h) "Fair Market Value" of Common Stock for any day shall be determined in accordance with the following rules.

           (i) If the Common Stock is admitted to trading or listed on a national securities exchange, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

           (ii) If not listed or admitted to trading on any national securities exchange, the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

           (iii) If not traded or listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

           (iv) If the Common Stock is not included in (i), (ii) or
       (iii) above, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

If the national securities exchange, Nasdaq National Market, NSM, or NASD as applicable, are closed on such date, the "Fair Market Value" shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

        (i) "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option within the meaning of Code Section 422.

        (j) "Insider" means a person who is subject to Section 16 of the Exchange Act.

        (k) "Non-Qualified Stock Option" means any option to purchase Common Stock that is not an Incentive Stock Option.

        (l) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

        (m) "Parent" shall mean any corporation (other than Tetra Tech, Inc.) in an unbroken chain of corporations ending with Tetra Tech, Inc. if each of the corporations (other than Tetra Tech, Inc.) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

        (n) "Participant" means a person who was been granted an Option or Restricted Stock under the Plan.

        (o) "Plan" means this Tetra Tech, Inc. 2001 Stock Plan, as it may be amended from time to time.

        (p) "Restricted Stock" means shares of Common Stock issued under
    Section 9 of this Plan below that are subject to restrictions upon assignment or alienation prior to vesting.

        (q) "Severance" means, with respect to a Participant, the termination of the Participant's provision of services to the Company as an employee, director, or independent contractor, whether by reason of death, disability, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or Parent (or vice versa).

        (r) "Subsidiary" means any corporation or entity in which Tetra
    Tech, Inc., directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

        (s) "Ten Percent Shareholder" means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent (10%) of the stock of the Tetra Tech, Inc. or of any of its Parents or Subsidiaries.

    3.  ADMINISTRATION.

        (a) This Plan shall be administered by a Committee appointed by the Board. The Board may remove members from, or add members to, the Committee at any time. To the extent possible and advisable, the Committee shall be composed of individuals that satisfy Rule 16b-3 under the Exchange Act and Code Section 162(m). Notwithstanding anything herein to the contrary, any action which may be taken by the Committee may also be taken by the Board.

        (b) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

           (i) A majority of the members present at any meeting conducted in accordance with the Company's bylaws; or

           (ii) The unanimous consent of all of the members in writing without a meeting.

        (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

        (d) Subject to the limitations of Sections 10 and 14 of this Plan, the Committee is expressly authorized to make such modifications to this Plan and to the grants of Restricted Stock hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants, the Company and the Plan.

        (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options or Restricted Stock to Insiders if that would cause such grants to fail to satisfy Rule 16b-3 under the Exchange Act or Code Section 162(m).

    4.  DURATION OF PLAN.

        (a) This Plan shall be effective as of December 29, 2000, provided it is approved by the majority of the Company's stockholders, in accordance with the provisions of Code Section 422, within twelve (12) months before or after the date of its adoption by the Board.

        (b) In the event that this Plan is not so approved, this Plan shall terminate and any Options granted under this Plan shall be void.

        (c) This Plan shall terminate on December 29, 2010, except with respect to Options then outstanding.

    5.  NUMBER OF SHARES.

        (a) The aggregate number of shares of Common Stock which may be issued pursuant to this Plan shall be Five Million (5,000,000). The maximum number of shares that may be issued to a single Participant is One Million (1,000,000).

        (b) Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

        (c) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan.

    6.  ELIGIBILITY.

        (a) Persons eligible for Options under this Plan shall consist of employees, directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to employees.

        (b) Notwithstanding anything in this Plan to the contrary, in the event that the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to individuals or entities in substitution of stock options previously granted to those individuals or entities in connection with their performance of services for such acquired entity upon such terms and conditions as the Committee shall determine but which shall not be contrary to applicable law, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

    7.  FORM OF OPTIONS.

        (a) Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan.

        (b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option, which in all cases shall be at least equal to the Fair Market Value of the Common Stock on the date of the grant.

        (c) The exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

    8.  EXERCISE OF OPTIONS.

        (a) Subject to all other provisions of this Plan, each Option shall become exercisable (i) as to one-fourth ( 1/4) of the full number of shares subject thereto one year after the date of grant and (ii) as to the balance in thirty-six (36) equal cumulative monthly installments following such first anniversary date, or in such other installments and at such other intervals as the Board or the Committee may in any specific case otherwise determine in granting such Option. Any Option shall be exercisable following the date of the Participant's Severance only to the extent (if at all) such Option was exercisable on the date of Severance.

        (b) The aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Section 422 of the Code. To the extent this limit is exceeded, the surplus shares shall be treated as acquired upon the exercise of a Non-Qualified Stock Option. For this purpose, the shares will be taken into account in the order in which the underlying Options were granted.

        (c) Options shall only be exercisable for whole numbers of shares and for a minimum of 100 shares.

        (d) Options are exercised by payment of the full amount of the purchase price to the Company.

           (i) The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant (that have been held a sufficient period of time (if any) to avoid adverse accounting treatment) or by withholding shares that would otherwise be issued upon the exercise of the Option.

           (ii) If the payment is made by means of the surrender of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered.

           (iii) After giving due considerations to the consequences under Rule 16b-3 under the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option.

    9.  RESTRICTED STOCK.

        (a) The Committee may issue grants of Restricted Stock upon such terms and conditions as it may deem appropriate, which need not be the same for each such grant.

        (b) Restricted Stock may not be sold to Participants for less than Fair Market Value without taking into consideration any consequences under Code
    Section 162(m).

        (c) A Participant shall not have a vested right to the shares subject to the grant of Restricted Stock until satisfaction of the vesting requirements specified in the grant. The Participant may not assign or alienate the Participant's interest in the shares of Restricted Stock prior to vesting.

        (d) The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock.

           (i) Stock dividends, shares resulting from stock splits, ETC. that are issued with respect to the shares covered by a grant of Restricted Stock shall be treated as additional shares received under the grant of Restricted Stock.

           (ii) Cash dividends constitute taxable compensation to the Participant that is deductible by the Company.

    10. MODIFICATION OF OPTIONS.

        (a) The Committee may modify an existing Option, including the right to:

           (i) Accelerate the right to exercise it;

           (ii) Extend or renew it; or

           (iii) Cancel it and issue a new Option.

However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without the Participant's consent. Further, no such modification may be made within taking into consideration any consequences under Code Section 162(m). Modifications similar to those described above can be made to grants of Restricted Stock.

        (b) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h).

        (c) Whether a modification of an existing grant of Restricted Stock or of an Option granted to an Insider will be treated as a new grant will be determined in accordance with Rule 16b-3 under the Exchange Act.

    11. TERMINATION OF OPTIONS.

        (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates:

           (i) The date which is ten (10) years from the date on which the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

           (ii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant was Disabled at the time of Severance.

           (iii) The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant's death occurs:

               (A) While the Participant is employed by the Company; or

               (B) Within three (3) months following the Participant's
           Severance.

           (iv) In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date that is three (3) months from the date of the Participant's Severance.

    12. NON-TRANSFERABILITY OF GRANTS.

        (a) No Option under this Plan shall be assignable or transferable except by will or the laws of descent and distribution.

        (b) Grants of Restricted Stock shall be subject to such restrictions on transferability as may be imposed in such grants.

    13. ADJUSTMENTS.

        (a) In the event of any change in the capitalization of the Company affecting its Common Stock (E.G., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

           (i) The maximum number of shares of Common Stock that may be issued under this Plan;

           (ii) The number of shares of Common Stock covered by each outstanding Option;

           (iii) The exercise price per share in respect of each outstanding Option; and

           (iv) The maximum number of shares that may be issued to a single individual.

        (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders, other than normal cash dividends.

    14. MERGERS; REORGANIZATIONS. Notwithstanding any other provision of this Plan, in the event of a merger, share exchange, reorganization or consolidation of the Company, in which the Company is not the surviving corporation or survives as a subsidiary of another corporation (a "Merger"), each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock purchasable under the Option, including shares that would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Company shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For purposes of this Section 14, the Option shall be considered assumed if, following the Merger, the option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the Merger, the consideration (whether stock, cash or other securities or property) received in the Merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Company may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.

    The Board or the Committee may, in any specific case, specifically provide, in an option agreement or otherwise, for the treatment of an Option in a manner different than that set forth above upon the occurrence of any Merger, but in the absence thereof the above provisions of this Section 14 shall govern the Option.

    15. AMENDMENT AND TERMINATION.

        (a) The Board may at any time amend or terminate this Plan. However, no modification may be made to the Plan that would impair the rights of the Participant holding an Option without the Participant's consent.

        (b) Without the approval of the majority of the stockholders of the Company, the Board may not amend the provisions of this Plan regarding:

           (i) The class of individuals entitled to receive Incentive Stock Options; or

           (ii) The maximum number of shares of Common Stock that may be issued under the Plan, except as provided in Section 13 of this Plan.

    16. NOTICE OF DISQUALIFYING DISPOSITION. A Participant must notify the Company if the Participant disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the disposition.

    17. TAX WITHHOLDING.

        (a) The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

        (b) If Common Stock that was surrendered by the Participant is used to satisfy the Company's tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made. The maximum number of shares that may be withheld is the minimum number of shares necessary to satisfy the applicable tax withholding rules.

    18. NO ADDITIONAL RIGHTS.

        (a) Neither the adoption of this Plan nor the granting (or exercise) of any Option or Restricted Stock shall:

           (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

           (ii) Confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

        (b) No Participant shall have any rights as a shareholder with respect to any shares covered by an Option granted to the Participant or subject to a grant of Restricted Stock until the date a certificate for such shares has been issued to the Participant.

    19. SECURITIES LAW RESTRICTIONS.

        (a) No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

        (b) The Committee may require certain investment (or other) representations and undertakings by the Participant (or other person exercising an Option or purchasing Restricted Stock by reason of the death of the Participant) in order to comply with applicable law.

        (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

    20. INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against him or her by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

    21. GOVERNING LAW. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

COMMON STOCK
PROXY                           TETRA TECH, INC.
BOARD OF DIRECTORS

    The undersigned hereby appoints Li-San Hwang and Richard A. Lemmon, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value ("Common Stock"), of TETRA TECH, INC. (the "Company") which the undersigned is entitled to vote, at the Annual Meeting of the Stockholders of the Company to be held at The Doubletree Hotel, 199 N. Los Robles Avenue, Pasadena, California 91101 on Thursday, February 22, 2001 at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

1.  ELECTION OF DIRECTORS            FOR all nominees       WITHHOLD AUTHORITY
                                  / / listed below       / / to
                                     (except as marked to   vote for all
                                     the contrary below)    nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)

    / /LI-SAN HWANG  / /J. CHRISTOPHER LEWIS  / /PATRICK C. HADEN
    / /JAMES J. SHELTON  / /DANIEL A. WHALEN

 2. AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 85,000,000.

             / / FOR             / / AGAINST             / / ABSTAIN
 3.   Approval and adoption of the Company's 2001 Stock Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

 4.   Such other matters as may properly come before the Meeting.

      THE DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                          (CONTINUED FROM OTHER SIDE)

    Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

    All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated January 15, 2001 is acknowledged.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TETRA TECH, INC.

                                                  Dated: _________________, 2001
                                                  ______________________________
                                                           (Signature)

                                                  ______________________________
                                                           (Signature)

                                                  Please sign exactly as your
                                                  name appears hereon. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney, as
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.